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                                                                 Exhibit 10.2(c)
                                               Form of Director Option Agreement
                                                  - Performance Accelerated NQSO
                                       -- Under 2002 Incentive Compensation Plan

                        HORACE MANN EDUCATORS CORPORATION

                        2002 Incentive Compensation Plan

                 Stock Option Agreement -- Non-Employee Director

         This Stock Option Agreement (the "Agreement") confirms the grant on _________ __, ____ (the "Grant Date") by HORACE MANN EDUCATORS CORPORATION, a Delaware corporation (the "Company"), to _______________ ("Optionee") of a non-qualified stock option (the "Option") to purchase shares of Common Stock, par value $.001 per share (the "Shares"), as follows:

         Shares purchasable:    ________________ Shares
         Exercise Price:        $_______________ per Share

         Option vests and becomes exercisable: As to all of the Shares on __________,_____; provided that portions of the Option will vest and become cumulatively exercisable ("Accelerated Vesting") if and to the extent that the performance goals set forth under the Company's Long-Term Incentive Plan have been achieved for the specified performance year. As specified on Attachment A hereto, for each year in the period _____ - _____, a level of achievement of performance targets, based __% on _____________ and __% on ________________, will be determined by the Committee. This level of achievement (the "Achievement Level") will be expressed as a percentage of target level performance (blending _____and ______performance), ranging from __% if the "threshold" level of performance is achieved to ___% if the "target" level of performance is achieved to ___% if the "maximum" level is achieved or exceeded. If the calculated Achievement Level for any year would be less than __%, the Achievement Level will be deemed to be _%, and no Accelerated Vesting will result for that year. Straight-line interpolation will apply if the level of achievement of _______ or ________is less than "target," based on the "threshold" and "target" datapoints, or between "target" and "maximum" based on those datapoints. The Committee will determine the Achievement Level following the completion of the audit of the Company's financial statements for the performance year, with any resulting Accelerated Vesting effective at the date of such determination. Committee determinations of the Achievement Level under the Long-Term Incentive Plan and all other matters hereunder will be final. The portion of the Option, expressed as a percentage of the total number of Shares purchasable under the Option, subject to Accelerated Vesting in each year will be as follows:

                                                Portion of Option Subject
         Performance Year                         to Accelerated Vesting
         ----------------                         ----------------------

                ____                        __% times the Achievement Level
                ____                        __% times the Achievement Level
                ____                        __% times the Achievement Level

         provided, however, that the portion of the Option subject to Accelerated Vesting in ____ in no event will exceed the then remaining unvested portion of the Option. In addition to possible Accelerated Vesting, the Option will become immediately vested and exercisable upon the occurrence of certain events relating to termination of service as a director, in accordance with Section 4 hereof.

         Expiration Date:  _______ __, ____ (the "Stated Expiration Date").

         The Option is subject to the terms and conditions of the 2002 Incentive Compensation Plan (the "Plan") and this Agreement, including the Terms and Conditions of Option Grant attached hereto and deemed a part hereof. The number and kind of shares purchasable, the Exercise Price, and other terms and conditions are subject to adjustment in accordance with Section 11(c) of the Plan.

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         Optionee acknowledges and agrees that (i) the Option is
nontransferable, except as provided in Section 6 hereof and Section 11(b) of the Plan, and (ii) sales of Shares will be subject to any Company policy regulating trading by employees and directors.

         IN WITNESS WHEREOF, HORACE MANN EDUCATORS CORPORATION has caused this Agreement to be executed by its officer thereunto duly authorized.

                                               HORACE MANN EDUCATORS CORPORATION


                                               By:______________________________
                                                  [Name]
                                                  [Title]

                      TERMS AND CONDITIONS OF OPTION GRANT

         The following Terms and Conditions apply to the Option granted to Optionee by HORACE MANN EDUCATORS CORPORATION (the "Company"), as specified on the preceding page. Certain specific terms of the Option, including the number of shares purchasable, vesting and Expiration Date, and Exercise Price, are set forth on the preceding page.

         1. General. The Option is granted to Optionee under the Company's 2002 Incentive Compensation Plan (the "Plan"), which has been previously delivered to Optionee and/or is available upon request to the Corporate Benefits Department. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the Option, Optionee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Compensation Committee of the Company's Board of Directors (the "Committee") made from time to time. The Option is a non-qualified stock option and not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

         2. Right to Exercise Option. Subject to all applicable laws, rules, regulations and the terms of the Plan and this Agreement, Optionee may exercise the Option only after the time and to the extent the Option has become vested and exercisable and prior to the Expiration Date of the Option.

         3. Method of Exercise. To exercise the Option, Optionee must (a) give written notice to the Vice President, Corporate Benefits of the Company, which notice shall specifically refer to this Agreement, state the number of Shares as to which the Option is being exercised, the name in which he or she wishes the Shares to be issued, and be signed by Optionee, and (b) pay in full to the Company the Exercise Price of the Option for the number of Shares being purchased either (i) in cash (including by check), payable in United States dollars, (ii), by delivery of Shares already owned by Optionee (which Shares must have been held for at least six months if they were acquired under a Company plan and are not considered to be "mature" shares for accounting purposes) having a fair market value, determined as of the date the Option is exercised, equal to all or the part of the aggregate Exercise Price being paid in this way, or (iii) in any other manner then permitted by the Committee. Once Optionee gives notice of exercise, such notice may not be revoked. When Optionee exercises the Option, or part thereof, the Company will transfer Shares (or make a non-certificated credit) to Optionee's brokerage account at a designated securities brokerage firm or otherwise deliver Shares to Optionee. No Optionee or Beneficiary shall have at any time any rights with respect to Shares covered by this Agreement prior to the valid exercise and full payment for the Shares as specified herein, and no adjustment shall be made for dividends or other rights for which the record date is prior to such valid exercise and payment.

         4. Termination Provisions. In the event of Optionee's termination of service as a director of the Company for any reason (including due to death), the Option, to the extent then outstanding, will vest and become immediately exercisable in full, and will remain exercisable until the Stated Expiration Date.

         5. Optionee Representations and Warranties Upon Exercise. As a condition to the exercise of the Option, the Company may require Optionee to make any representation or warranty to the Company as may be required under any applicable law or regulation.


         6. Nontransferability. The Option is not transferable except to: (a) the Optionee's spouse, sibling, parent, child or grandchild (including adoptive relationships), (b) a trust primarily for the benefit of Optionee or the persons described in (a), and (c) a corporation or other entity exclusively owned by Optionee or by persons described in (a). In addition, the Option may be transferred to a Beneficiary in the event of death or as otherwise permitted and subject to the conditions under Section 11(b) of the Plan.

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         7.  Miscellaneous.

             (a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially impair the rights of Optionee with respect to the Option shall be valid unless expressed in a written instrument executed by Optionee.

             (b) No Promise of Service. The Option and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Optionee has a right to continue as a director of the Company for any period of time, or at any particular rate of compensation.

             (c) Governing Law. The validity, construction, and effect of this agreement shall be determined in accordance with the laws (including those governing contracts) of the state of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

             (d) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at its principal executive offices, in care of the Vice President, Corporate Benefits, and any notice to the Optionee shall be addressed to the Optionee at Optionee's address as then appearing in the records of the Company.

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                                                                    Attachment A

                         CORPORATE PERFORMANCE MEASURES
                        FOR THE LONG TERM INCENTIVE PLAN

                                    ____-____

Measure                   Weight            ____ (  % Vesting)                 ____ (  % Vesting)               ____ (   % Vesting)
------------------------------------------------------------------------------------------------------------------------------------
                                            Thres.  Target  Max.               Thres.  Target  Max.             Thres.  Target  Max.
                                            ----------------------------------------------------------------------------------------
-----------------          --%              ---     ----    ----               ----     ----   ----             ----     ----   ----

-----------------          --%              ---     ----    ----               ----     ----   ----             ----     ----   ----


Note: Threshold payout is at __%. Target payout is at ___%. Maximum is at ___%.

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